As filed with the Securities and Exchange Commission on October 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

The Securities Act of 1933

HOST DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	88-4128927
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3800 North 28th Way, Unit #1 Hollywood, Florida 33020 (305) 600-5004
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Ollet c/o Host Digital Inc. 3800 N. 28th Way, #1 Hollywood, Florida 33020 (305) 600-5004
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

J. David Stewart

Natalie Karam

Jason Hyatt

Sidley Austin LLP

70 St Mary Axe

London EC3A 8BE

United Kingdom

+44 20 7360 3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2026

PRELIMINARY PROSPECTUS

Host Digital Inc.

45,385,000 SHARES OF CLASS A COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named herein or their pledgees, donees, transferees, or other successors in interest (collectively, the “Selling Stockholders”), of an aggregate of up to 45,385,000 shares of Class A common stock, par value $0.001 per share (the “Class A common stock”) of Host Digital Inc. (the “Company”, “Host Digital”, “we”, “our” and “us”), which consists of (i) 25,085,451 shares of Class A common stock issued to former equity holders of Host Digital Infrastructure LLC (“Host LLC”) pursuant to the Merger Agreement, as described below, (ii) 342,864 shares of Class A common stock issued to certain of our employees and officers, as described below, (iii) 68,592 shares of Class A common stock issuable upon conversion of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and (iv) 19,888,093 shares of Class A common stock issuable upon exercise of our pre-funded warrants (the “Pre-Funded Warrants”).

The shares of Class A common stock covered for resale by this prospectus and the Pre-Funded Warrants were acquired by certain of the Selling Stockholders in connection with the business combination consummated on September 17, 2026 pursuant to the Agreement and Plan of Merger, dated as of May 27, 2026 (the “Merger Agreement”), by and among the Company (f/k/a Healthy Choice Wellness Corp.), Host LLC and our wholly owned subsidiary Healthy Choice Wellness II Corp. (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Host LLC, with Host LLC surviving as our wholly owned subsidiary (the “Merger”). In connection with the Merger, the outstanding equity interests of Host LLC were converted into shares of our Class A common stock and/or pre-funded warrants to purchase shares of our Class A common stock, in each case, in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, we also issued to certain of our employees and officers shares of our Class A common stock. In connection with the closing of the Merger, we changed our corporate name from “Healthy Choice Wellness Corp.” to “Host Digital Inc.” and effective as of September 18, 2026, our ticker symbol on the NYSE American changed from “HCWC” to “HOST”.

The shares of Series A Preferred Stock were acquired by certain of the Selling Stockholders pursuant to the Securities Purchase Agreement, dated as of May 27, 2026, as amended, by and among the Company and the investors named therein.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale, from time to time, of the shares of Class A common stock covered by this prospectus pursuant to the registration rights that we have granted to the Selling Stockholders pursuant to the requirements of those certain Registration Rights Agreements, dated as of September 17, 2026 and October 1, 2026 (collectively, the “Registration Rights Agreements”) among in each case the Company and the securityholders named therein.

We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell any or all of the shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Stockholders and the times and manners in which they may offer and sell such shares of Class A common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution,” respectively, in this prospectus. While we will bear all costs, expenses and fees in connection with the registration of such shares, we will not receive any of the proceeds from the sale of such shares by the Selling Stockholders.

As of the date of this prospectus, our Class A common stock trades on the NYSE American under the symbol “HOST”. On October 15, 2026, the last reported sale price of our Class A common stock on the NYSE American was $2.50 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

The address of our principal executive offices is 3800 North 28th Way, Unit #1, Hollywood, FL 33020. Our phone number is (305) 600-5004.

Investing in our securities involves risks. You should carefully consider the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is filed as part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of up to 45,385,000 shares of our Class A common stock in one or more transactions as described in the section of this prospectus entitled “Plan of Distribution.” As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Class A common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to make any representation or provide any different information to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Unless the context requires otherwise, in this prospectus, the terms “Host Digital,” the “Company,” “our company,” “we,” “us” and “our” refer to Host Digital Inc. (f/k/a Healthy Choice Wellness Corp.). Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

1

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which statements involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus are forward-looking statements, including any statements regarding our business, operations and financial performance. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievement to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including:

●	our ability to successfully integrate Host LLC’s business, operations, personnel and assets following the Merger (as defined below) and to operate and grow our combined business to include the development, ownership and operation of AI and data center infrastructure;
●	our ability to realize the anticipated benefits or synergies from the Merger on the anticipated timeline, or at all;
●	our ability to execute our strategy in the AI and data center infrastructure industry, including our ability to develop, construct and operate data center facilities on schedule and within budget, secure sufficient power and other infrastructure, obtain necessary permits and equipment, successfully operate our facilities, attract and retain customers and enter into long-term customer contracts;
●	our ability to obtain sufficient financing on acceptable terms, or at all, to fund our operations, working capital requirements, development projects and other capital requirements and growth initiatives;
●	our ability to achieve certain financial results from our natural grocery stores and any newly-acquired stores;
●	our ability to achieve expected sales and operating levels at our stores on a timely basis or at all;
●	our ability to successfully identify market trends and react to changing consumer preferences in a timely manner;
●	the effects of changes in merchandising strategies, product mix, store performance, inventory management, new store openings, marketing initiatives, seasonal fluctuations, weather conditions, competition, regulatory developments, supply shortages, and general economic and retail market conditions on our comparable store sales and financial performance;
●	changes in demand for AI and data center infrastructure, including as a result of technological developments, changes in the AI industry, customer demand or competitive conditions;
●	the effects of competition in our markets;
●	our ability and the ability of third party suppliers to comply with regulatory requirements or provide products that meet our specifications;
●	our ability to maintain significant supplier relationships;
●	the effects of geographic concentration of our stores, particularly in the event the local economies experience regional downturns, severe weather or other catastrophic occurrences;
●	our ability to manage, defend against, resolve, or mitigate claims, investigations, enforcement actions, or other proceedings by consumers, regulatory agencies, or other parties relating to our products;
●	the effects of product supply disruptions which may impact our sales and profitability of fresh produce and quality natural and organic products;
●	our ability to manage and mitigate the risks associated with changes in supplier distribution strategies, including the diversion of specialty products to alternative retail channels;
●	cybersecurity threats, data breaches, system failures or other disruptions affecting our information technology systems, data center infrastructure or those of our customers, vendors and other third parties;
●	the effects of geopolitical events and other events, including widespread health epidemics on our business and the communities we serve;
●	our ability to successfully manage, respond to, and mitigate the effects of union activity, collective bargaining efforts, labor organizing activities, work stoppages, or other labor-related actions involving our employees or third-party transportation providers;
●	the effects of real or perceived quality or food safety concerns which may cause unexpected side effects, illness, injury or death that could result in the discontinuance of products or expose us to lawsuits;
●	the effects of fluctuations in commodity prices and availability;
●	the effects of high wage and benefit costs on our business and financial condition;
●	the volatility, liquidity and trading of our Class A common stock, par value $0.001 per share (the “Class A common stock”);
●	our ability to effectively protect against, defend, resolve, or mitigate the impacts of legal proceedings, claims, investigations, or other litigation to which we may become subject; and
●	other risk factors as detailed from time to time in our reports filed with the SEC, such as our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, Current Reports on Form 8-K and other documents filed with the SEC. See “Where You Can Find More Information.”

In some cases, you can identify forward-looking statements by terms such as “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” or the negative of these terms and other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in other documents that are incorporated herein by reference.

Any forward-looking statement speaks only as of the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus, except as may otherwise be required by the federal securities laws.

You should read this prospectus, any applicable prospectus supplement, documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus we provide you completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections and other information concerning our industry, our business and the markets for our product candidates. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the documents incorporated by reference herein, their estimates, in particular, as they relate to projections, involve numerous assumptions and limitations, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” and elsewhere in this prospectus.

2

SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. Accordingly, you are urged to carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a pure-play vertically integrated digital infrastructure platform, serving as owner and operator of institutional quality data centers in the United States, focused on supporting artificial intelligence (“AI”) and high-performance computing workloads. Our strategy is focused aggregation and control of powered assets, with a mix of on-grid (controlled with long-term power purchase agreements with the utility) and behind-the-meter or private grid power. We plan to integrate power procurement, site development and delivery of fully commissioned data centers on both a powered-shell and turnkey basis, and contract our capacity to Tier 1, AI compute and enterprise customers under long-term lease arrangements with credit-enhanced counterparties.

We partner with our sponsor, Host Infrastructure Holdings LLC (“Sponsor”), pursuant to a Preferential Rights Agreement dated September 17, 2026, whereby our Sponsor provides us with an exclusive right of first offer and right of first refusal to acquire key assets being developed by our Sponsor to be contributed to a public company, which we believe will help support our growing data center platform. Under the Preferential Rights Agreement, for 24 months we will have priority with respect to acquisitions of all data center assets being acquired and developed by our Sponsor and its affiliates which are intended to be contributed to a public company.

Our team is highly experienced with building digital infrastructure platforms, both at the data center level and in the capital markets, Mr. Samra’s led by Chief Executive Officer Harmol Samra, who in his previous roles at ICONIQ Capital and Starwood Capital helped build large real estate and data center platforms, and our Chairman Shawn Matthews, the former chief executive officer of Cantor Fitzgerald. During time at ICONIQ, he helped build one of the largest digital infrastructure development platforms in the world, IPI, prior to its sale to Blue Owl.

Following the Merger (as defined below), our legacy natural and organic grocery retail operations continue as a division of the combined company. Through our subsidiaries, these operations include Ada’s Natural Market, Paradise Health & Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods, Ellwood Thompson’s and GreenAcres Market, as well as our online vitamin, supplement and personal care products business operated through Healthy U Wholesale, Inc.

Recent Developments

Equity Offering

On September 17, 2026, we entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), as representative of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”), pursuant to which we agreed to offer and sell 2,187,500 shares of Class A common stock to the Underwriters at a public offering price of $8.00 per share (the “Offering”). We completed the offering on September 21, 2026. The aggregate gross proceeds to us from the Offering were approximately $17.5 million before deducting underwriting discounts and commissions and offering expenses.

3

Closing of the Merger with Host LLC

On September 17, 2026, we completed our previously announced business combination with Host LLC pursuant to the Agreement and Plan of Merger, dated as of May 27, 2026, by and among the Company, Host LLC and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Host LLC, with Host LLC surviving as our wholly owned subsidiary. In connection with the Merger, the outstanding equity interests of Host LLC were converted into shares of our Class A common stock and/or pre-funded warrants to purchase shares of our Class A common stock, in each case, in accordance with the terms of the Merger Agreement.

In connection with the closing of the Merger, we changed our corporate name from “Healthy Choice Wellness Corp.” to “Host Digital Inc.”, and effective as of September 18, 2026, our ticker symbol on the NYSE American changed from “HCWC” to “HOST”.

For additional information regarding the Merger and the transactions contemplated by the Merger Agreement, see our Current Reports on Form 8-K filed with the SEC on May 29, 2026 and September 17, 2026, each of which is incorporated by reference into this prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and securityholder approval of any “golden parachute” payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or that do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company,” as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

Corporate Information

Host Digital Inc. (f/k/a Healthy Choice Wellness Corp.) was incorporated in the State of Delaware on September 26, 2022. As of the date of this prospectus, our Class A common stock trades on the NYSE American under the symbol “HOST”.

Our principal executive offices are located at 3800 North 28th Way, Unit #1, Hollywood, FL 33020, and our telephone number is (305) 600-5004. Our corporate website address is https://www.hostdigital.ai/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, prospective investors should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, as amended by the Form 10-Q/A filed with the SEC on August 18, 2026 and our Current Report on Form 8-K filed with the SEC on September 17, 2026, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation by Reference.”

The sale of a substantial number of shares of our Class A common stock in the public market, including resale of the shares registered hereunder by the Selling Stockholders, could adversely affect the prevailing market price for our Class A common stock.

We are registering for resale by the Selling Stockholders up to 45,385,000 shares of our Class A common stock. Sales of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A common stock. We cannot predict if and when the Selling Stockholders may sell such shares of our Class A common stock in the public markets. Furthermore, in the future, we may issue additional shares of Class A common stock or other equity or debt securities exercisable for, or convertible into, shares of Class A common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

5

USE OF PROCEEDS

All shares of our Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts, and we will not receive any proceeds from the sale of these shares.

Upon the exercise of the Pre-Funded Warrants for cash, the applicable Selling Stockholder would pay us an exercise price set forth in the Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.0001 per share, and if all 19,888,093 are exercised on a cash basis, we will receive proceeds of approximately $1,989. We expect to use any such proceeds primarily for working capital and general corporate purposes. The Pre-Funded Warrants are exercisable at any time and will not expire until exercised in full. There is no assurance that the holders of the Pre-Funded Warrants will elect to exercise any or all of such Pre-Funded Warrants.

The Selling Stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes incurred by the Selling Stockholders in connection with the sale of the shares of our Class A common stock. Pursuant to the Registration Rights Agreements, we will bear all other fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, filing and printing fees and expenses, fees and expenses of our counsel and our independent registered public accountants.

6

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time, in one or more offerings, by the Selling Stockholders identified in the table below of up to an aggregate of 45,385,000 shares of Class A common stock.

The shares of Class A common stock covered for resale by this prospectus and the Pre-Funded Warrants were acquired by certain of the Selling Stockholders in connection with the business combination consummated on September 17, 2026 pursuant to the Merger Agreement by and among the Company, Host LLC and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Host LLC, with Host LLC surviving as our wholly owned subsidiary. In connection with the Merger, the outstanding equity interests of Host LLC were converted into shares of our Class A common stock and/or pre-funded warrants to purchase shares of our Class A common stock, in each case, in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, we also issued to certain of our employees and officers shares of our Class A common stock. For more information with respect to the Merger and consideration issued in connection therewith, please refer to our Current Report on Form 8-K, filed with the SEC on September 17, 2026 and incorporated herein by reference.

The shares of Series A Preferred Stock were acquired by certain of the Selling Stockholders pursuant to the Securities Purchase Agreement, dated as of May 27, 2026, as amended, by and among the Company and the investors named therein.

We are registering the above-referenced shares to permit the Selling Stockholders and their pledgees, donees, transferees, distributees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under the section titled “Plan of Distribution” herein.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Stockholder. The number of shares beneficially owned by each Selling Stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power. Percentage ownership is based on 26,355,685 shares of our Class A common stock outstanding as of October 1, 2026. In computing the number of shares beneficially owned by a Selling Stockholder and their percentage ownership, shares of Class A common stock subject to options, warrants or other rights held by such Selling Stockholder that are currently exercisable or will become exercisable within 60 days of October 1, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Selling Stockholder. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares covered by this prospectus upon the completion of one or more offerings. Each of the Selling Stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Stockholder unless noted otherwise.

Except as described in the footnotes to the table below, none of the Selling Stockholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities.

The information in the following table has been provided to us by or on behalf of the Selling Stockholders and the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares after the date on which they provided us with information regarding their shares. A Selling Stockholder may sell all, some or none of its shares from time to time in one or more offerings. See the section titled “Plan of Distribution.”

7

	Prior to the Offering			After the Offering
Name of Selling Stockholder(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Shares of Class A Common Stock Beneficially Owned(2)	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus(3)	Number of Shares of Class A Common Stock Beneficially Owned(4)	Percentage of Shares of Class A Common Stock Beneficially Owned(3)
Graham Credit Opportunities Ltd.(5)	315,951	1.20%	2,698,413	-	*
Graham Macro Strategic Ltd.(5)	2,316,980	8.78%	19,788,360	-	*
BDS Infrastructure LLC(6)	10,119,047	38.39%	10,119,047	-	*
10X MASTER LLC(7)	10,119,047	38.39%	10,119,047	-	*
Biscayne Ventures LLC(8)	2,248,677	8.53%	2,248,677	-	*
Anson East Master Fund LP(9)	44,375	*	41,408	2,967	*
Anson Investments Master Fund LP(10)	133,750	*	12,940	120,810	*
Hal and Allison Mintz(11)	23,732	*	4,762	18,970	*
2021 Mintz Family Trust(12)	47,697	*	9,482	38,215	*
John Ollet(13)	113,351	*	74,286	39,065	*
Certain employees of the Company(14)	365,210	1.39%	268,578	96,632	*

* Indicates less than 1% of the total outstanding shares of Class A common stock as of the date of this prospectus.

(1)	Unless otherwise indicated, the business address of each of the Selling Stockholders is 3800 North 28th Way, Unit #1, Hollywood, FL 33020.
(2)	Unless otherwise indicated, the percentages set forth in this table are based on 26,355,685 shares of our Class A common stock issued and outstanding on October 1, 2026.
(3)	Assumes none of the shares of Class A common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act.
(4)	Assumes that the Selling Stockholders will have sold all of the shares covered by this prospectus upon the completion of one or more offerings, and that after the date of this prospectus and prior to completion of this offering, the Selling Stockholders will not acquire additional shares of Class A common stock or other securities.
(5)

Includes (a)(i) 311,841 shares of Class A common stock held by Graham Credit Opportunities Ltd. and, (ii) 2,386,572 shares of Class A common stock issuable upon exercise of the Pre-Funded Warrants held by Graham Opportunities Ltd., subject to a 9.99% beneficial ownership limitation and (b) 2,286,839 shares of Class A common stock held by Graham Macro Strategic Ltd. and, (ii) 17,501,521 shares of Class A common stock issuable upon exercise of the Pre-Funded Warrants held by Graham Macro Strategic Ltd., subject to a 9.99% beneficial ownership limitation. The Pre-Funded Warrants prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Graham Capital Management, L.P. (“GCM”) and its affiliates would exceed 9.99% of the issued and outstanding shares of Class A common stock. GCM is the investment advisor to Graham Macro Strategic Ltd. ("GMS") and Graham Credit Opportunities, Ltd. ("GCO"). The general partner of GCM is KGT GP LLC ("KGT GP"), of which Kenneth Tropin is the President and ultimate sole owner and KGT, Inc. ("KGT") is the manager. Mr. Tropin is also the President and ultimate sole owner of KGT. Mr. Tropin exercises voting and dispositive powers over the shares held by GCO and GMS on behalf of GCM. The business address of each of the foregoing persons is c/o Graham Capital Management, 40 Highland Avenue, Rowayton, CT 06853.

(6)	The sole member and managing member of BDS Infrastructure LLC is Harmol Samra, the Company’s Chief Executive Officer, and, accordingly, Mr. Samra may be deemed to have voting and dispositive power with respect to the shares held by this Selling Stockholder. The business address of each of the foregoing persons is 3800 North 28th Way, Unit #1, Hollywood, FL 33020.
(7)	The sole member and managing member of 10X MASTER LLC is Hans Thomas, and, accordingly, Mr. Thomas may be deemed to have voting and dispositive power with respect to the shares held by this Selling Stockholder. The business address of each of the foregoing persons is 1 World Trade Center, Floor 85, New York, NY 10007.
(8)	The sole member and manager of Biscayne Ventures LLC is Alexander Monje, and, accordingly, Mr. Monje may be deemed to have voting and dispositive power with respect to the shares held by this Selling Stockholder. The business address of each of the foregoing persons is 218 NW 24 St, Miami, FL 33127.
(9)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the shares of Class A common stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Class A common stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(10)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares of Class A common stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Class A common stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(11)	Includes 23,732 shares of Class A common stock underlying 1,146.25 shares of Series A Preferred Stock.
(12)	Includes 47,697 shares of Class A common stock underlying 2,303.75 shares of Series A Preferred Stock. Allison Mintz holds voting and dispositive power over the shares of Class A common stock held by the Selling Securityholder.
(13)	John Ollet is the Chief Financial Officer of the Company. In connection with the Merger, Mr. Ollet was awarded an aggregate of 74,286 shares of Class A common stock, which vest on November 30, 2026.
(14)	In connection with the Merger, certain employees of the Company were awarded an aggregate of 268,578 shares of Class A common stock, which vest in full on November 30, 2026.

8

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

For a discussion of certain U.S. federal income tax considerations relating to the sale or other taxable disposition of our Class A common stock by Non-U.S. Holders (as defined therein), see “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders” in our prospectus supplement, dated September 17, 2026, to the prospectus dated November 24, 2025, filed with the SEC on September 21, 2026, pursuant to Rule 424(b)(5) under the Securities Act (Registration No. 333-291258) and “Risk Factors—Risks Related to the Merger” in Exhibit 99.2 to our Form 8-K, dated September 17, 2026, filed with the SEC on September 17, 2026, pursuant to Section 13 or 15(d) of the Exchange Act (File No. 001-42274).

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, distributees or other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	through the settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	distribution to members, limited partners or stockholders of the Selling Stockholders;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Class A common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the pledgees, donees, transferees, distributees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We have agreed to indemnify the Selling Stockholders against certain liabilities in connection with the offering of the securities. We are required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

Pursuant to the Registration Rights Agreements, we agreed to use our commercially reasonable efforts to keep this prospectus effective until the date on which all registrable securities have been sold thereunder in accordance with the plan and method of distribution disclosed in this prospectus or any applicable prospectus supplement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

9

INCORPORATION BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-42274), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026;

●	Quarterly Reports on Form 10-Q for the quarterly period ended (1) March 31, 2026, filed with the SEC on May 15, 2026 and (2) June 30, 2026, filed with the SEC on August 14, 2026 and amended on August 18, 2026;

●	Current Reports on Form 8-K filed with the SEC on January 30, 2026, February 17, 2026, May 29, 2026, June 3, 2026, August 6, 2026, August 13, 2026, August 13, 2026, August 27, 2026, August 27, 2026, August 31, 2026, September 17, 2026, September 21, 2026, September 22, 2026 and October 7, 2026; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 11, 2024 (File No. 001-42274), in which there is described the terms, rights and provisions applicable to the shares of our common stock, including any amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon written or oral request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. Prospective and current investors may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at our executive offices at:

Host Digital Inc.

Attention: John Ollet

3800 North 28th Way, Unit #1

Hollywood, Florida 33020

(305) 600-5004

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.hostdigital.ai/. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation by Reference”) is not incorporated by reference into this prospectus and you should not consider it a part of this prospectus or the registration statement.

10

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP.

11

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The consolidated financial statements as of January 31, 2026 and for the period from July 8, 2026 (inception) through January 31, 2026, incorporated by reference in this prospectus by reference from the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2026, have been audited by Carr, Riggs & Ingram, L.L.C., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

12

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered shares of Class A common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

We file reports, proxy statements and other information with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://www.hostdigital.ai/. The information contained on or accessible through our corporate website or any other website that we may maintain is not, and should not be deemed to be, a part of this prospectus or the registration statement of which this prospectus is a part and you should not rely on any such information in making your decision whether to purchase our securities.

13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be Paid
SEC Registration Fee		$12,358.79
Transfer Agent and Trustee Fees and Expenses		*
Printing		*
Legal Fees and Expenses		*
Rating Agency Fees		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, Host Digital Inc. (“Registrant”) has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of Registrant, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, Registrant’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, none of its directors shall be liable for monetary damages for breach of his or her fiduciary duty of care to Registrant and its stockholders to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended from time to time. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are in willful or negligent violation of applicable Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

II-1

Registrant has obtained liability insurance policies for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

In addition, Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify Registrant’s directors and certain of its officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services as a director or officer of Registrant or as a director or officer of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of Registrant.

Item 16. Exhibits.

Exhibit		Incorporation By Reference
No.	Description	Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Merger dated May 27, 2026, by and among Healthy Choice Wellness Corp., Healthy Choice Wellness II Corp., and Host Digital Infrastructure LLC	8-K	001-42274	2.1	May 29, 2026
3.1	Second Amended and Restated Certificate of Incorporation of the Company	S-1/A	333-294435	3.1	September 13, 2024
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company	8-K	001-42274	3.1	August 31, 2026
3.3	Certificate of Amendment to Second Amended and Restated Certificate of the Company	8-K	001-42274	3.1	September 17, 2026
3.4	Second Amended and Restated Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock	8-K/A	001-42274	3.1	November 14, 2025
3.5	Certificate of Amendment to the Second Amended and Restated Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock	8-K	001-42274	3.1	August 6, 2026
3.6	Amended and Restated Bylaws of the Company	S-1/A	333-294435	3.2	September 13, 2024
5.1	Opinion of Sidley Austin LLP
10.1*#	Registration Rights Agreement, dated September 17, 2026 by and among the Company and the securityholders named therein	8-K	001-42274	10.1	September 17, 2026
10.2*	Registration Rights Agreement, dated September 17, 2026 by and among the Company and the securityholders named therein	8-K	001-42274	10.2	September 17, 2026
10.3*	Registration Rights Agreement, dated October 1, 2026 by and among the Company and the securityholders named therein
10.4#	Preferential Rights Agreement, dated as of September 17, 2026, between Host Infrastructure Holdings LLC and the Company	8-K	001-42274	10.4	September 17, 2026
10.5	Form of Pre-Funded Warrant	8-K	001-42274	10.5	September 17, 2026
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
23.2	Consent of UHY LLP
23.3	Consent of Carr, Riggs & Ingram, L.L.C.
24.1	Powers of Attorney (included on the signature pages to this registration statement).
107	Filing Fee Table

*	Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.
#	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

II-2

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 16, 2026.

HOST DIGITAL INC.

By:	/s/ Harmol Samra
Name:	Harmol Samra
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Harmol Samra and John Ollet, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harmol Samra	Chief Executive Officer	October 16, 2026
Harmol Samra	(Principal Executive Officer)

/s/ John A. Ollet	Chief Financial Officer	October 16, 2026
John A. Ollet	(Principal Financial and Accounting Officer)

/s/ Omar Hussein	Director	October 16, 2026
Omar Hussein

/s/ Shawn Matthews	Director	October 16, 2026
Shawn Matthews

/s/ Robert Byrne	Director	October 16, 2026
Robert Byrne

/s/ Guhan Kandasamy	Director	October 16, 2026
Guhan Kandasamy

II-4